EXHIBIT 3.1(i)

                              ARTICLES OF AMENDMENT
                                   DESIGNATING
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       AND
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                        EMPIRE FINANCIAL HOLDING COMPANY


                       PURSUANT TO SECTION 607.0602 OF THE
                          FLORIDA BUSINESS COMPANY LAW


         EMPIRE FINANCIAL HOLDING COMPANY, a Company organized and existing under Florida Business Company Act (hereinafter called the "Company"), in accordance with the provisions of Section 607.0602 thereof, DOES HEREBY CERTIFY:

         FIRST: The following Articles of Amendment were adopted at a meeting of the Board of Directors held on March 4, 2005 in the manner prescribed by Section
607.1002 of the Florida Business Company Act. Shareholder action was not required.

         SECOND: That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), the said Board of Directors on March 4, 2005 adopted the following resolution creating a series of 7,000 shares of Preferred Stock of the Company designated as "Series B Convertible Preferred Stock", $.01 par value per share, a series of 8,000 shares of Preferred Stock of the Company designated as "Series C Convertible Preferred Stock", $.01 par value per share and a series of 2,000 shares of Preferred Stock of the Company designated as "Series D Convertible Preferred Stock", $.01 par value per share:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company (the "Board") in accordance with the provisions of its Articles of Incorporation, three series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

         1. Designation, Amount and Par Value.

                  The designation of the series of preferred stock, $.01 par value per share, of the Company authorized by this resolution shall be "Series B Convertible Preferred Stock" (the "B Preferred Stock"). The maximum number of shares of the B Preferred Stock authorized by this resolution shall be 7,000. Each share of B Preferred Stock shall have a stated value equal to $100.00 (the "B Stated Value").

         2. Dividends.

                  So long as any shares of the B Preferred Stock shall be outstanding, (a) dividends shall accrue cumulatively thereon, pari passu with the C Preferred Stock and in preference to the holders of Junior Securities, at a dividend rate of three percent per annum of the B Stated Value, and (b) no dividend, whether cash or property, shall be declared or paid on the Junior Securities unless and until any dividend declared by the Board on the B Preferred Stock shall have been paid or set apart for payment by the Board. Dividends on the B Preferred Stock shall accrue from day to day, whether or not declared by the Board, and shall be payable in cash on the last business day of March, June, September and December, but only when and if declared by the Board, in its sole discretion. Each such dividend shall be paid to the holders of record of shares of the B Preferred Stock as they appear on the stock register of the Company on a record date as shall be fixed by the Board. The term "Junior Securities" shall mean Common Stock and any class of Preferred Stock, which by its terms is not entitled to receive any payment upon liquidation until all liquidation payments required to be made to the holders of B Preferred Stock ("Series B Holders") have been made.

         3. Liquidation.

                  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Series B Holders shall be entitled to receive an amount equal to the B Stated Value for each share of B Preferred Stock, payable out of the assets of the Company, whether such assets are capital or surplus, pari passu with the holders of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock and before any distribution or payment may be made to the holders of any Junior Securities. If the assets of the Company are insufficient to pay such amounts in full, then the entire amount of assets to be distributed shall be distributed among the Series B Holders ratably in accordance with the amount each Series B Holder would have received if such assets were sufficient to pay all such amounts in full. The Company shall provide notice of any Liquidation to each record Series B Holder on the day on which the Company authorizes such proposed action.

         4. No Payments on Junior Securities.

                  So long as any B Preferred Stock is outstanding, (i) neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition, and (ii) the Company shall not pay or declare any dividend or make any distribution on any Junior Securities, except stock dividends on the Common Stock payable in additional shares of Common Stock.

         5. Registration of B Preferred Stock.

                  The Company shall register shares of the B Preferred Stock, upon records to be maintained by the Company for that purpose (the "B Preferred Stock Register"), in the name of the record Series B Holders thereof from time to time. The Company may deem and treat the registered Series B Holder of shares of B Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Series B Holder, and for all other purposes, absent actual notice to the contrary.

         6. Registration of Transfers.

                  The Company shall register the transfer of any shares of B Preferred Stock in the B Preferred Stock Register, upon surrender of certificates evidencing such shares to the Company at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Series B Holder.

         7. Conversion.

                  (a) Conversion at Option of Series B Holder. At the option of any Series B Holder, any B Preferred Stock held by such Series B Holder may be converted into shares of common stock, par value $.001 per share, of the Company ("Common Stock") based on the then-applicable B Conversion Price. A Series B Holder may convert B Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time by delivering to the Company a Conversion Notice.

                  (b) Automatic Conversion. On the tenth day following the SEC Resolution, all of the outstanding shares of B Preferred Stock shall automatically, without any action of the Company or the Holder, be converted into shares of Common Stock as if the Holder had delivered a Conversion Notice with respect to such shares on such day. "SEC Resolution" means (A) the Company's public announcement that the Company and the U.S. Securities and Exchange Commission ("SEC") have entered into a settlement agreement relating to the Company's trading of mutual fund shares or (B) ten business days after the following have occurred (i) the SEC has notified the Company orally or in writing that the staff of the SEC no longer intends to recommend that the SEC commence civil injunctive action or public administrative proceedings against the Company in connection with the trading of mutual fund shares, (ii) if such notice was made orally to the Company, the Company has confirmed such oral notice in writing to the staff of the SEC and the staff has not objected to the Company's written notice to the staff of the SEC, and (iii) the Company has issued a press release or other public filing to the effect that the staff of the SEC no longer intends to recommend that the SEC commence civil injunctive action or public administrative proceedings against the Company in connection with the trading of mutual fund shares or (C) May 31, 2007.

         8. Mechanics of Conversion.

                  (a) The "B Conversion Price" shall be $.60, as may, from time to time, be adjusted in accordance with the provisions of Section 13.

                  (b) The number of shares of Common Stock issuable upon any conversion of a share of B Preferred Stock hereunder shall equal the B Stated Value divided by the B Conversion Price in effect on the date (the "Conversion Date") on which a notice (the "Conversion Notice") is delivered by a Holder to the Company, rounded to the nearest whole share. The Conversion Notice must be executed by a Holder and indicate the number of shares of B Preferred Stock that the Holder wishes to convert into shares of Common Stock.

                  (c) Upon conversion of any B Preferred Stock, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Series B Holder and in such name or names as the Series B Holder may designate a certificate for the shares of Common Stock issuable upon such conversion.

                  (d) If a Series B Holder is converting less than all shares of B Preferred Stock represented by the certificate or certificates delivered by such Series B Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such Series B Holder a new certificate representing the number of shares of B Preferred Stock not converted.

         9. Voting Rights.

                  (a) The Series B Holders shall be entitled to notice of any stockholders' meeting, in accordance with the bylaws of the Company, and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law or by the Certificate of Incorporation to be submitted to a class vote and except as otherwise set forth herein. The holder of each share of B Preferred Stock shall be entitled to that number of votes as is equal to the number of shares of Common Stock into which each share of B Preferred Stock could be converted on the record date for the vote or consent of stockholders. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of B Preferred Stock held by each holder) shall be disregarded.

                  (b) So long as any shares of B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Series B Holders of two thirds (2/3) of the shares of B Preferred Stock then outstanding,
(a) alter or change adversely the powers, preferences or rights given to the B Preferred Stock, (b) hereafter authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to, or pari passu with, the B Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Series B Holders, or (d) increase the authorized number of shares of B Preferred Stock, Series C Convertible Preferred Stock or Series D Convertible Preferred Stock.

         10. Charges, Taxes and Expenses. Except as otherwise provided in this Section, issuance of certificates for shares of B Preferred Stock and for shares of Common Stock issued on conversion of (or otherwise in respect of) the B Preferred Stock shall be made without charge to the Series B Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall be entitled to withhold any applicable taxes with respect to the actual or deemed payment of any dividends on the B Preferred Stock (whether in cash or in shares of stock); and further provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or B Preferred Stock in a name other than that of the Series B Holder. The Series B Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the B Preferred Stock or receiving shares of Common Stock in respect of the B Preferred Stock.

         11. Replacement Certificates. If any certificate evidencing B Preferred Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         12. Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding B Preferred Stock (taking into account the adjustments described in Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Series B Holder. The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         13. Certain Adjustments. The B Conversion Price is subject to adjustment from time to time as set forth in this Section.

                  (a) Stock Dividends and Splits. If the Company, at any time while B Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any other shares of capital stock, then in each such case the B Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. If any event requiring an adjustment under this paragraph occurs during the period that an B Conversion Price is calculated hereunder, then the calculation of such B Conversion Price shall be adjusted appropriately to reflect such event.

                  (b) Pro Rata Distributions. If the Company, at any time while B Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), the Company will deliver to such Series B Holder upon conversion of the B Preferred Stock, the Distributed Property that such Series B Holder would have been entitled to receive in respect of the shares of Common Stock for which such Series B Holder's B Preferred Stock could have been converted immediately prior to such record date.

                  (c) Fundamental Transactions. If, at any time while B Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind (collectively, "Person"), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of B Preferred Stock, each Series B Holder shall have the right to receive, for each shares of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Series B Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Series B Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Series B Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d) Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to each Series B Holder.

                  (f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any of its subsidiaries, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Series B Holder a notice describing the material terms and conditions of such transaction as soon as reasonably practicable, but in any event no later than the day on which the Company notifies its holders of Common Stock of such proposed action, and the Company will take all steps reasonably necessary in order to insure that each Series B Holder is given the practical opportunity to convert its B Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         14. Miscellaneous.

                  (a) The headings are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                      SERIES C CONVERTIBLE PREFERRED STOCK

         1. Designation, Amount and Par Value.

                  The designation of the series of preferred stock, $.01 par value per share, of the Company authorized by this resolution shall be "Series C Convertible Preferred Stock" (the "C

Preferred Stock"). The maximum number of shares of the C Preferred Stock authorized by this resolution shall be 8,000. Each share of C Preferred Stock shall have a stated value equal to $100.00 (the "C Stated Value").

         2. Dividends

                  So long as any shares of the C Preferred Stock shall be outstanding, (a) dividends shall accrue cumulatively thereon, pari passu with the B Preferred Stock and in preference to the holders of Junior Securities, at a dividend rate of seven and a half percent per annum of the C Stated Value, and
(b) no dividend, whether cash or property, shall be declared or paid on the Junior Securities unless and until any dividend declared by the Board on the C Preferred Stock shall have been paid or set apart for payment by the Board. Dividends on the C Preferred Stock shall accrue from day to day, whether or not declared by the Board, and shall be payable in cash on the last business day of March, June, September and December, but only when and if declared by the Board, in its sole discretion. Each such dividend shall be paid to the holders of record of shares of the C Preferred Stock as they appear on the stock register of the Company on a record date as shall be fixed by the Board. The term "Junior Securities" shall mean Common Stock and any class of Preferred Stock, which by its terms is not entitled to receive any payment upon liquidation until all liquidation payments required to be made to the holders of C Preferred Stock ("Series C Holders") have been made .

                  Any of dividends payable on the C Preferred Stock may, at the sole option of each holder of C Preferred Stock, and upon notice by such holder to the Company, be payable in shares of Common Stock. The shares of Common Stock to be paid as a dividend shall be valued at 2/3 of the Market Price on the date that the dividend is declared by the Board. For purposes of this Section 2 "Market Price" means the average closing price of a share of Common Stock of the Company on the American Stock Exchange or other principal exchange on which the Common Stock is then traded for the 15 trading days prior to the date that the dividend is declared by the Board.

         3. Redemption.

                  The Company, at its option, may, upon 30 days' prior written notice to the holders of the C Preferred Stock at any time following September 30, 2007, repurchase all (but not less than all) of the C Preferred Stock for an amount equal to the C Stated Value of the Preferred Stock plus the amount of all accrued and unpaid dividends to the date of such repurchase. During such 30 day notice period the Holder may elect to convert any or all shares of C Preferred Stock, as provided herein.

         4. Liquidation.

                  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Series C Holders shall be entitled to receive an amount equal to the C Stated Value for each share of C Preferred Stock, payable out of the assets of the Company, whether such assets are capital or surplus, pari passu with the Holders of the Series B Convertible Preferred Stock and Series D Convertible Preferred Stock and before any distribution or payment may be made to the holders of any Junior Securities. If the assets of the Company are insufficient to pay such amounts in full, then the entire amount of assets to be distributed shall be distributed among the Series C Holders ratably in accordance with the amount each Series C Holder would have received if such assets were sufficient to pay all such amounts in full. The Company shall provide notice of any Liquidation to each record Series C Holder on the day on which the Company authorizes such proposed action.

         5. No Payments on Junior Securities.

                  So long as any C Preferred Stock is outstanding, (i) neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition, and (ii) the Company shall not pay or declare any dividend or make any distribution on any Junior Securities, except stock dividends on the Common Stock payable in additional shares of Common Stock.

         6. Registration of C Preferred Stock.

                  The Company shall register shares of the C Preferred Stock, upon records to be maintained by the Company for that purpose (the "C Preferred Stock Register"), in the name of the record Series C Holders thereof from time to time. The Company may deem and treat the registered Series C Holder of shares of C Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Series C Holder, and for all other purposes, absent actual notice to the contrary.

         7. Registration of Transfers.

                  The Company shall register the transfer of any shares of C Preferred Stock in the C Preferred Stock Register, upon surrender of certificates evidencing such shares to the Company at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of C Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Series C Holder.

         8. Conversion.

                  (a) Conversion at Option of Series C Holder. At the option of any Series C Holder, any C Preferred Stock held by such Series C Holder may be converted into shares of common stock, par value $.001 per share, of the Company ("Common Stock") based on the then-applicable C Conversion Price. A Series C Holder may convert C Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time by delivering to the Company a Conversion Notice.

                  (b) Automatic Conversion. Notwithstanding any other provision to the contrary contained herein, on May 31, 2010 all the outstanding shares of C Preferred Stock shall automatically, without any action of the Company or the Holder, be converted into shares of

Common Stock as if the Holder had delivered a Conversion Notice with respect to such shares on such day.

         9. Mechanics of Conversion.

                  (a) The "C Conversion Price" shall be $2.00, as may, from time to time, be adjusted in accordance with the provisions of Section 14.

                  (b) The number of shares of Common Stock issuable upon any conversion of a share of C Preferred Stock hereunder shall equal the C Stated Value divided by the C Conversion Price in effect on the on the date (the "Conversion Date") on which a notice (the "Conversion Notice") is delivered by a Holder to the Company, rounded to the nearest whole share. The Conversion Notice must be executed by a Holder and indicate the number of shares of C Preferred Stock that the Holder wishes to convert into shares of Common Stock.

                  (c) Upon conversion of any C Preferred Stock, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Series C Holder and in such name or names as the Series C Holder may designate a certificate for the shares of Common Stock issuable upon such conversion.

                  (d) If a Series C Holder is converting less than all shares of C Preferred Stock represented by the certificate or certificates delivered by such Series C Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such Series C Holder a new certificate representing the number of shares of C Preferred Stock not converted.

         10. Voting Rights.

                  (a) The Series C Holders shall be entitled to notice of any stockholders' meeting, in accordance with the bylaws of the Company, and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law or by the Certificate of Incorporation to be submitted to a class vote and except as otherwise set forth herein. The holder of each share of C Preferred Stock shall be entitled to that number of votes as is equal to the number of shares of Common Stock into which each share of C Preferred Stock could be converted on the record date for the vote or consent of stockholders. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of C Preferred Stock held by each holder) shall be disregarded.

                  (b) So long as any shares of C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Series C Holders of two thirds (2/3) of the shares of C Preferred Stock then outstanding,
(a) alter or change adversely the powers, preferences or rights given to the C Preferred Stock, (b) hereafter authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to, or pari passu with, the C Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Series C Holders or (d) increase the authorized number of shares of C Preferred Stock, Series B Convertible Preferred Stock or Series D Convertible Preferred Stock.

         11. Charges, Taxes and Expenses. Except as otherwise provided in this Section, issuance of certificates for shares of C Preferred Stock and for shares of Common Stock issued on conversion of (or otherwise in respect of) the C Preferred Stock shall be made without charge to the Series C Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall be entitled to withhold any applicable taxes with respect to the actual or deemed payment of any dividends on the C Preferred Stock (whether in cash or in shares of stock); and further provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or C Preferred Stock in a name other than that of the Series C Holder. The Series C Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the C Preferred Stock or receiving shares of Common Stock in respect of the C Preferred Stock.

         12. Replacement Certificates. If any certificate evidencing C Preferred Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         13. Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding C Preferred Stock (taking into account the adjustments described in Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Series C Holder. The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         14. Certain Adjustments. The C Conversion Price is subject to adjustment from time to time as set forth in this Section.

                  (a) Stock Dividends and Splits. If the Company, at any time while C Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any other shares of capital stock, then in each such case the C Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii),
(iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. If any event requiring an adjustment under this paragraph occurs during the period that an C Conversion Price is calculated hereunder, then the calculation of such C Conversion Price shall be adjusted appropriately to reflect such event.

                  (b) Pro Rata Distributions. If the Company, at any time while C Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), the Company will deliver to such Series C Holder upon conversion of the C Preferred Stock the Distributed Property that such Series C Holder would have been entitled to receive in respect of the shares of Common Stock for which such Series C Holder's C Preferred Stock could have been converted immediately prior to such record date.

                  (c) Fundamental Transactions. If, at any time while C Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind (collectively, "Person"), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of C Preferred Stock, each Series C Holder shall have the right to receive, for each shares of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Series C Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Series C Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Series C Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that the C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d) Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to each Series C Holder.

                  (f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any of its subsidiaries, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Series C Holder a notice describing the material terms and conditions of such transaction as soon as reasonably practicable, but in any event no later than the day on which the Company notifies its holders of Common Stock of such proposed action, and the Company will take all steps reasonably necessary in order to insure that each Series C Holder is given the practical opportunity to convert its C Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         15. Miscellaneous.

                  (a) The headings are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                      SERIES D CONVERTIBLE PREFERRED STOCK

         1. Designation, Amount and Par Value.

                  The designation of the series of preferred stock, $.01 par value per share, of the Company authorized by this resolution shall be "Series D Convertible Preferred Stock" (the "D Preferred Stock"). The maximum number of shares of the D Preferred Stock authorized by this resolution shall be 2,000. Each share of D Preferred Stock shall have a stated value equal to $100.00 (the "D Stated Value").

         2. Dividends: No Payments on Junior Securities.

                  No dividends shall accrue or be payable with respect to the D Preferred Stock. So long as any D Preferred Stock is outstanding, (i) neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition, and (ii) the Company shall not pay or declare any dividend or make any distribution on any Junior Securities, except stock dividends on the Common Stock payable in additional shares of Common Stock. The term "Junior Securities" shall mean Common Stock and any class of preferred stock, which by its terms is not entitled to receive any payment upon liquidation until all liquidation payments required to be made to the holders of D Preferred Stock ("Series D Holders") have been made.

         3. Liquidation.

                  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Series D Holders shall be entitled to receive an amount equal to the D Stated Value for each share of D Preferred Stock, payable out of the assets of the Company, whether such assets are capital or surplus, pari passu with the Holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and before any distribution or payment may be made to the holders of any Junior Securities. If the assets of the Company are insufficient to pay such amounts in full, then the entire amount of assets to be distributed shall be distributed among the Series D Holders ratably in accordance with the amount each Series D Holder would have received if such assets were sufficient to pay all such amounts in full. The Company shall provide notice of any Liquidation to each record Series D Holder on the day on which the Company authorizes such proposed action.

         4. Redemption.

                  The Company, at its option, may, upon 30 days' prior written notice to the holders of the D Preferred Stock at any time, repurchase all (but not less than all) of the D Preferred Stock for an amount equal to the D Stated Value of the Preferred Stock. During such 30 day notice period the Holder may elect to convert any or all shares of D Preferred Stock, but only to the extent that the D Preferred Stock may be converted as provided herein.

         5. Registration of D Preferred Stock.

                  The Company shall register shares of the D Preferred Stock, upon records to be maintained by the Company for that purpose (the "D Preferred Stock Register"), in the name of the record Series D Holders thereof from time to time. The Company may deem and treat the registered Series D Holder of shares of D Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Series D Holder, and for all other purposes, absent actual notice to the contrary.

         6. Registration of Transfers.

                  The Company shall register the transfer of any shares of D Preferred Stock in the D Preferred Stock Register, upon surrender of certificates evidencing such shares to the Company at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of D Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Series D Holder. Notwithstanding anything contained herein to the contrary, no shares of Series D Stock may be transferred by the original Series D Holder until on or after December 15, 2006, except in connection with the redemption of the Series D Stock by the Company.

         7. Conversion. At the option of any Series D Holder, any D Preferred Stock held by such Series D Holder may be converted into shares of common stock, par value $.001 per share, of the Company ("Common Stock") based on the then-applicable D Conversion Price. A Series D Holder may convert D Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after December 15, 2006 by delivering to the Company a Conversion Notice.

         8. Mechanics of Conversion.

                  (a) The "D Conversion Price" shall be $2.00, as may, from time to time, be adjusted in accordance with the provisions of Section 13.

                  (b) The number of shares of Common Stock issuable upon any conversion of a share of D Preferred Stock hereunder shall equal the D Stated Value divided by the D Conversion Price in effect on the date (the "Conversion Date") on which a notice (the "Conversion Notice") is delivered by a Holder to the Company, rounded to the nearest whole share. The Conversion Notice must be executed by a Holder and indicate the number of shares of D Preferred Stock that the Holder wishes to convert into shares of Common Stock.

                  (c) Upon conversion of any D Preferred Stock, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Series D Holder and in such name or names as the Series D Holder may designate a certificate for the shares of Common Stock issuable upon such conversion.

                  (d) If a Series D Holder is converting less than all shares of D Preferred Stock represented by the certificate or certificates delivered by such Series D Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such Series D Holder a new certificate representing the number of shares of D Preferred Stock not converted.

         9. Voting Rights.

                  (a) The Series D Holders shall not be entitled to any voting rights, except on those matters required by law or by the Certificate of Incorporation to be submitted to a class vote and except as otherwise set forth herein. The holder of each share of D Preferred Stock shall be entitled to that number of votes as is equal to the number of shares of Common Stock into which each share of D Preferred Stock could be converted on the record date for the vote or consent of stockholders. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of D Preferred Stock held by each holder) shall be disregarded.

                  (b) So long as any shares of D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Series D Holders of two thirds (2/3) of the shares of D Preferred Stock then outstanding,
(a) alter or change adversely the powers, preferences or rights given to the D Preferred Stock, (b) hereafter authorize or create any class of stock ranking as to distribution of assets upon a Liquidation senior to, or pari passu with, the D Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Series D Holders, or (d) increase the authorized number of shares of D Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock.

         10. Charges, Taxes and Expenses. Except as otherwise provided in this Section, issuance of certificates for shares of D Preferred Stock and for shares of Common Stock issued on conversion of (or otherwise in respect of) the D Preferred Stock shall be made without charge to the Series D Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall be entitled to withhold any applicable taxes with respect to the actual or deemed payment of any dividends on the D Preferred Stock (whether in cash or in shares of stock); and further provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or D Preferred Stock in a name other than that of the Series D Holder. The Series D Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the D Preferred Stock or receiving shares of Common Stock in respect of the D Preferred Stock.

         11. Replacement Certificates. If any certificate evidencing D Preferred Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         12. Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue shares of Common Stock as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding D Preferred Stock (taking into account the adjustments described in Section 13), free from preemptive rights or any other contingent purchase rights of persons other than the Series D Holder. The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         13. Certain Adjustments. The D Conversion Price is subject to adjustment from time to time as set forth in this Section.

                  (a) Stock Dividends and Splits. If the Company, at any time while D Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any other shares of capital stock, then in each such case the D Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii),
(iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. If any event requiring an adjustment under this paragraph occurs during the period that an D Conversion Price is calculated hereunder, then the calculation of such D Conversion Price shall be adjusted appropriately to reflect such event.

                  (b) Pro Rata Distributions. If the Company, at any time while D Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), the Company will deliver to such Series D Holder upon conversion of the D Preferred Stock, the Distributed Property that such Series D Holder would have been entitled to receive in respect of the shares of Common Stock for which such Series D Holder's D Preferred Stock could have been converted immediately prior to such record date.

                  (c) Fundamental Transactions. If, at any time while D Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind (collectively, "Person"), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of D Preferred Stock, each Series D Holder shall have the right to receive, for each shares of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Series D Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of D Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Series D Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Series D Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the D Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d) Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to each Series D Holder.

                  (f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any of its subsidiaries, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Series D Holder a notice describing the material terms and conditions of such transaction as soon as reasonably practicable, but in any event no later than the day on which the Company notifies its holders of Common Stock of such proposed action, and the Company will take all steps reasonably necessary in order to insure that each Series D Holder is given the practical opportunity to convert its D Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         14.      Miscellaneous.

                  (a) The headings are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.


         THIRD:   Except as hereby amended, the Articles of Incorporation of the
Company shall remain the same.

         FOURTH: The effective date of this amendment shall be upon the filing of these Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of EMPIRE FINANCIAL HOLDING COMPANY as of this 19th day of May, 2005.


                                        EMPIRE FINANCIAL HOLDING COMPANY



                                        By: /s/ Donald A. Wojnowski Jr.
                                            ---------------------------
                                             Donald A. Wojnowski Jr.
                                             President